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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

NOTE: Previously reported at Item 4 of Form 10-Q for the period ended June 30, 2010 dated August 4, 2010 and filed on August 9, 2010.

Date of Report (Date of earliest event reported): October 29, 2010 (May 27, 2010)

STRATECO RESOURCES INC
 (Exact name of registrant as specified in its charter)

Québec, Canada	049942	00-0000000
State or other jurisdiction of incorporation	Commission File Number	(IRS Employer Identification No.)

1225 Gay-Lussac Street, Boucherville, Québec, J413 7KI
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(450) 641 0775

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

NOTE: STRATECO RESOURCES INC. (“The Company”) previously reported and filed under Item 4 of Form 10-Q for the period ending June 30, 2010 “Submission of Matters to a Vote of Security Holders “instead of filing it under Form 8-K pursuant to the new rules. The Company therefore repeats the same section in its entirety herein so that it be filed under Form 8-K.

(a)
The Company’s Annual and Special Assembly of Shareholders was held at the Salon Hochelaga 4, of the Fairmont, The Queen Elizabeth Hotel, 900 René-Lévesque Blvd. West, Montreal, Québec, Canada, on May 27, 2010 at 10:30 a.m. The Management and Information Circular with proxy solicitation material were sent on or about April 30, 2010 to the Company’s shareholders of record as of April 21, 2010. The Company joined as Exhibit 22, the Notice of Meeting and the Management Information Circular to its Form 10-Q for the period ended March 31, 2010.

(b)
The following matters were submitted to the vote of shareholders in person or by proxy with a total of 42,108,482 voted common shares or a percent of 34.32% of the 122,695,906 outstanding common shares:

In the following table, the Company indicates the shareholders’ votes for each proposal:

Proposal	Number of shares voted for	Percents of votes for	Number of shares voted against	Percents of votes against	Number of shares for abstention	Percents of shares for abstention	Number of shares without vote
Election of Directors	36,645,726	95.31%	0	0%	1,805,050	4.69%	3,657,706
Appointment of Auditors and mandate to the Board of Directors to fix Auditors fees.	42,059,282	99.29%	0	0%	49,200	0.12%	0
Reconfirmation and prolongation of Shareholders’ Rights Plan for a three-year period	38,176,651	99.29%	154,425	0.40%	119,700	0.31%	3,657,706

Number of shares issued and outstanding: 122,695,906
Number of voted shares: 42,108,482
Percent of voted shares: 34.32%

Election of Directors

Shareholders voted in favour of the re-election of all directors of the Company to hold office until the next Annual Meeting of shareholders or until the election or appointment of their successors. The shareholders elected for the first time Mr. Robert Marchand, who had been named in a vacant position on the Board of Director on March 11, 2010, as representative of Sentient Executive GP III, Limited, following the private placement of January 27, 2010 and as reported in Form 8-K dated March 23, 2010.

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The Board of Directors of the Company is composed of Mr. Guy Hébert, Mr. Jean-Pierre Lachance, Mr. Jean-Guy Masse, Mr. Robert Desjardins, Mr. Marcel Bergeron, Mr. Henri Lanctôt and Mr. Robert Marchand.

The results indicated that 36,645,726 shares were voted in favour of the proposition or 95.31% of the votes, none against and a total number of 1,805,050 votes were withheld or 4.69% of the votes.

Appointment of Auditors

The shareholders appointed, PricewaterhouseCoopers, LLP, Chartered Accountants (“PricewaterhouseCoopers”), as the Company’s principal accountants to audit the annual reports for the year ending December 31, 2010. The shareholders mandated the Board of Directors to fix the Auditors’ fees until next Annual Meeting of shareholders.

The results indicate that 42,059,282 votes were in favour of the proposition for the appointment of PricewaterhouseCoopers as Auditors or 99.29% of the votes, none against and a total number of 49,200 votes were withheld or 0.12% of the votes.

Shareholders’ Rights Plan

The Shareholders’ Rights Plan referred to and summarized in details under Item 5 of the Management Information Circular, filed as Exhibit 22 of Form 10-Q for the period ended March 31, 2010 was reconfirmed and extended for a three-year period. The results indicate 38,176,651 votes in favour of the proposition or 99.29% of the votes, 154,425 votes against or 0.40% of the votes and 119,700 votes were withheld or 0.31% of the votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STRATECO RESOURCES INC.

Registrant

Date: October 29, 2010	/s/ Paul Einarson, C.A., C.P.A

Chief Financial Officer